Exhibit 99.1

lululemon athletica inc. Updates Guidance for Fourth Quarter of Fiscal 2016
Ahead of Presentation at the ICR Conference
Vancouver, British Columbia - January 9, 2017 – lululemon athletica inc. (NASDAQ:LULU) today announced that the Company is updating its net revenue and earnings guidance for the fourth quarter of fiscal 2016 ending January 29, 2017.
For the fourth quarter, we now anticipate that net revenue will be in the range of $775 million to $785 million based on a total comparable sales increase in the mid-single digits on a constant dollar basis. This compares to our previous guidance of net revenue in the range of $765 million to $785 million for the fourth quarter based on a total comparable sales increase in the mid-single digits on a constant dollar basis.
We also now expect diluted earnings per share will be in the range of $0.99 to $1.01 for the fourth quarter. The previous EPS guidance for the fourth quarter was a range of $0.96 to $1.01. EPS guidance continues to assume 137.3 million diluted weighted-average shares outstanding and a 31.2% tax rate.
"We had a strong holiday season in both our store and digital channels driven by our assortment, operational execution and guest experience. Our entire team is excited about the momentum in the business and I am grateful to our global collective for their great work and enthusiasm. We look forward to 2017 as we continue to advance on our long term goals," said Laurent Potdevin, CEO of lululemon.
Management will be meeting with analysts and investors and presenting at the ICR Conference in Orlando, Florida this week. The audio portion of the presentation will be webcast live at www.lululemon.com. The webcast can be found in the investor relations section of the Company's website.
About lululemon athletica inc.
lululemon athletica inc. (NASDAQ:LULU) is a healthy lifestyle inspired athletic apparel company for yoga, running, training, and most other sweaty pursuits, with products that create transformational experiences for people to live happy, healthy, fun lives. Setting the bar in technical fabrics and functional designs, lululemon works with yogis and athletes in local communities for continuous research and product feedback. For more information, visit www.lululemon.com.
Non-GAAP Financial Measures
A constant dollar change in total comparable sales is not a United States generally accepted accounting principle ("GAAP") financial measure.
A constant dollar basis assumes the average foreign exchange rates for the current period remained constant with the average foreign exchange rates for the same period of the prior year. We provide the constant dollar change in total comparable sales because we use this measure to understand the underlying growth rate of net revenue excluding the impact of changes in foreign exchange rates. We believe that disclosing this measure on a constant dollar basis is useful to investors because it enables them to better understand the level of growth of our business.
The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or with greater prominence to, the financial information prepared and presented in accordance with GAAP.
Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks, uncertainties and assumptions, such as statements regarding our future financial condition or results of operations and our prospects and strategies for future growth. In many cases, you can identify forward-looking statements by terms such as "may," "will," "should," "expects," "plans," "anticipates," "outlook," "believes," "intends," "estimates," "predicts," "potential" or the negative of these terms or other comparable terminology. These forward-looking statements are based on management's current expectations but they involve a number of risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in the forward-looking statements as a result of risks and uncertainties, which include, without limitation: our ability to maintain the value and reputation of our brand, including any negative publicity regarding our products or the production methods of our suppliers or manufacturers; the acceptability of our products to our guests, including receiving products that comply with our technical specifications and quality standards; our highly competitive market and increasing competition; our reliance on and limited control over third-party suppliers to provide fabrics for and to produce our products; an economic downturn or economic uncertainty in our key markets; increasing product costs and decreasing selling prices; our ability to anticipate consumer preferences and successfully develop and introduce new, innovative and updated products; our ability to accurately forecast customer demand for our products; our ability to safeguard against security breaches with respect to our information technology systems; any material disruption of our information systems; our ability to manage our growth and the increased complexity of our business effectively; the fluctuating costs of raw materials; our ability to expand internationally in light of our limited operating experience and limited brand recognition in new international markets; our ability to deliver our products to the market and to meet customer expectations if we have problems with our distribution system; imitation by our competitors; our ability to protect our intellectual property rights; changes in tax laws or unanticipated tax liabilities, capital or financing needs in the United States, or our intentions with respect to the reinvestment of foreign earnings; our ability to cancel store leases if an existing or new store is not profitable; increasing labor costs and other factors associated with the production of our products in South and South East Asia; our ability to successfully open new store locations in a timely manner; our ability to comply with trade and other regulations; the continued service of our senior management; seasonality; fluctuations in foreign currency exchange rates; the operations of many of our suppliers are subject to international and other risks; our ability to source our merchandise profitably or at all; our exposure to various types of litigation; actions of activist stockholders; and other risks and uncertainties set out in filings made from time to time with the United States Securities and Exchange Commission and available at www.sec.gov, including, without limitation, our most recent reports on Form 10-K and Form 10-Q. You are urged to consider these factors carefully in evaluating the forward-looking statements contained herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by these cautionary statements. The forward-looking statements made herein speak only as of the date of this press release and we undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances, except as may be required by law.
Contacts
Investors:
ICR, Inc.
Joseph Teklits/Caitlin Morahan, 203-682-8200

or
Media:
ICR, Inc.
Alecia Pulman, 203-682-8224